Exhibit 23.2                                Consent of Alfredo Jumpay, Professional Engineer

ALFREDO JUMPAY

762 Ayala Avenue, Makati, Manila, Philippines

To:           United States Securities and Exchange Commission

I, Alfredo Jumpay, Professional Engineer, do hereby consent to the filing, with the regulatory authorities referred to above, the technical report entitled “Summary of Exploration on the Prosperidad Property” dated October 1, 2010 (the “Technical Report), and to written disclosure of the Technical Report and of extracts from a summary of the Technical Report in written disclosure in any Offering Memorandum, other offering documents, Form S-1 registration statement, or an Annual Information Form of Lingas Resources.

I hereby consent to the inclusion of my name as an expert in Lingas Resources Form S-1 registration statement as filed with your office.

I hereby certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report in the written disclosure in this Form S-1 registration statement, other offering documents, or an Annual Information Form of Lingas Resources.

Dated:        October 1, 2010

“ALFREDO JUMPAY”                                                                           [Seal or Stamp of Qualified Person]

Alfredo Jumpay